Exhibit 3.21

State of Delaware Secretary of State Division of Corporations Delivered 12:25 PM 12/17/2020 FILED 12:25 PM 12/17/2020 SR 20208683426 - File Number 2058433

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

NOVONICS CORPORATION,

a California corporation

WITH AND INTO

HII DEFENSE AND FEDERAL SOLUTIONS, INC.,

a Delaware corporation

(Pursuant to Section 253 of the

General Corporation Law of the State of Delaware)

HII Defense and Federal Solutions, Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of Novonics Corporation, a California corporation (the “Merged Corporation”), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name HII Defense and Federal Solutions, Inc.:

FIRST. The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Merged Corporation is incorporated pursuant to the California Corporations Code (the “CCC”).

SECOND. The Corporation owns all of the issued and outstanding shares of capital stock of the Merged Corporation.

THIRD. Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the board of directors of the Corporation approving the Merger. Such resolutions were duly adopted by written consent of the board of directors of the Corporation in accordance with Sections 141(f) and 253(a) of the DGCL on December 15, 2020.

FOURTH. The Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Date (defined below) shall remain the certificate of incorporation of the Corporation.

SIXTH. The Merger will be effective on January 1, 2021 (the “Effective Date”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, HII Defense and Federal Solutions, Inc. has caused this Certificate of Ownership to be executed by its duly authorized officer on the date indicated below.

Dated: December 17, 2020	HII DEFENSE AND FEDERAL SOLUTIONS, INC.

	By:	/s/ Charles R. Monroe, Jr.
Name: Charles R. Monroe, Jr. Title: Secretary

[Signature Page to Delaware Certificate of Ownership]